UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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[  ]Definitive Additional Materials

[  ]Soliciting Material Pursuant to Section 240.14a-12

CF Bankshares Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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7000 N. High Street

Worthington, Ohio 43085

April 26, 2021

Fellow Stockholders:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Meeting”) of CF Bankshares Inc. (the “Company”) which will be held virtually, via a live webcast, on Wednesday, June 2, 2021, at 10:00 a.m., Eastern Daylight Saving Time.  You will be able to participate in the Meeting, vote and submit your questions during the Meeting via live webcast by visiting www.virtualshareholdermeeting.com/CFBK2021.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting.  Directors and officers of the Company, as well as one or more representatives of the Company’s independent registered public accounting firm, will be available during the Meeting to respond to any questions stockholders may have regarding the business to be transacted.  In addition, the Meeting will include management’s report on the Company’s financial performance for 2020. Attendance at the Meeting is limited to stockholders of record as of the close of business on April 13, 2021, their duly appointed proxies and guests of the Board of Directors and management.

Your vote is very important.  Whether or not you expect to participate in the virtual Meeting, please read the enclosed Proxy Statement and then complete, sign and return the enclosed proxy card promptly in the postage-paid envelope provided, or follow the procedures on the proxy card to vote your shares electronically, to ensure that your shares will be represented at the Meeting.

On behalf of the Board of Directors, management and all of the employees of CF Bankshares Inc., thank you for your continued interest and support.

Sincerely yours,

Timothy T. O’Dell

President and Chief Executive Officer

CF BANKSHARES INC.

7000 N. High Street

Worthington, Ohio 43085

(614) 334-7979

cf.bank.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 2, 2021

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (the “Meeting”) of CF Bankshares Inc. (the “Company”) will be held virtually, via live webcast, on Wednesday, June 2, 2021, at 10:00 a.m., Eastern Daylight Saving Time, for the following purposes:

1.	To elect two (2) Directors to serve for terms of three (3) years each;
2.	To consider and vote upon a non-binding advisory resolution to approve the compensation of the Company’s named executive officers;
3.	To ratify the appointment of BKD LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021; and
4.	To transact such other business as may properly come before the Meeting and any adjournment(s) thereof.

Record holders of the Voting Common Stock of the Company at the close of business on April 13, 2021 are entitled to receive notice of and to vote at the Meeting and any adjournment(s) of the Meeting.  A list of stockholders entitled to vote will be available for examination by any stockholder during the virtual Meeting via the Internet at www.virtualshareholdermeeting.com/CFBK2021 and will also be available for examination by any stockholder for the ten days preceding the Meeting during ordinary business hours at CF Bankshares Inc., 7000 N. High Street, Worthington, Ohio 43085.

The Meeting will be held virtually via live webcast, and you will not be able to attend the Meeting in Person.  Stockholders can listen to and participate in the Meeting live via the Internet at www.virtualshareholdermeeting.com/CFBK2021.  To participate in and vote at the Meeting, you will need the unique 16-digit control number (printed in the box marked with the arrow) on your proxy card.  Instructions on how to connect to and participate in the Meeting are posted at www.virtualshareholdermeeting.com/CFBK2021.

Included with this Notice are the Company’s Proxy Statement for the Meeting, a form of proxy card and the Company’s 2020 Annual Report to Stockholders.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 2, 2021:  The Company’s Proxy Statement for the Meeting, the form of proxy card and the Company’s 2020 Annual Report to Stockholders are available at http://cf.bank.com.

BY ORDER OF THE BOARD OF DIRECTORS

Timothy T. O’Dell

President and Chief Executive Officer

Worthington, Ohio

April 26, 2021

IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM.  PLEASE READ THE ENCLOSED PROXY MATERIALS AND FOLLOW THE PROCEDURES ON THE PROXY CARD TO VOTE YOUR SHARES ELECTRONICALLY, OR SIGN AND RETURN THE PROXY CARD IN THE SELF-ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

CF BANKSHARES INC.

7000 N. High Street

Worthington, Ohio 43085

(614) 334-7979

cf.bank.com

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2021

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of CF Bankshares Inc. (the “Company,” “we,” “us” or “our”) of proxies to be voted at the 2021 Annual Meeting of Stockholders of the Company (the “Meeting”) to be held, via live webcast in a virtual meeting format, at 10:00 a.m., Eastern Daylight Saving Time, on June 2, 2021, and at any adjournment(s) thereof.  This Proxy Statement, the accompanying proxy card and the Company’s 2020 Annual Report to Stockholders are being first sent or given on or about April 26, 2021 to stockholders of record of the Company as of the close of business on April 13, 2021 (the “Record Date”).  The Board of Directors encourages you to read this Proxy Statement thoroughly and to take this opportunity to vote on the matters to be decided at the Meeting.

This Proxy Statement, the form of proxy card and the Company’s 2020 Annual Report to Stockholders are also available at http://cf.bank.com.

PARTICIPATING IN THE MEETING AND VOTING PROCEDURES

HOW DO I PARTICIPATE IN THE MEETING?

We will be hosting the Meeting live via the Internet.  You will not be able to attend the Meeting in person.  Any stockholder can listen to and participate in the Meeting live via the Internet at www.virtualshareholdermeeting.com/CFBK2021.  The webcast will start at 10:00 a.m., Eastern Daylight Saving Time, on June 2, 2021.  If you are a holder of Voting Common Stock of the Company as of the close of business on the Record Date (referred to as a “stockholder of record”), you may vote and submit questions while connected to the Meeting on the Internet.

Instructions on how to connect and participate in the Meeting are posted at www.virtualshareholdermeeting.com/CFBK2021.  You will need to have your 16-digit control number to listen to and participate in the meeting.

It is recommended that you log into the Internet website for the Meeting at least 15 minutes before the Meeting to ensure you have sufficient time to complete the check-in procedures.  A replay of the audio webcast will be available on our website for approximately one year following the Meeting.

You do not need to participate in the virtual Meeting to vote.  Even if you plan to participate in the virtual Meeting, please submit your vote in advance in accordance with the instructions contained in this proxy statement and on the form of proxy card.

WHO IS ENTITLED TO VOTE?

You are entitled to vote your shares of the Company’s Voting Common Stock if the Company’s records show that you held your shares as of the close of business on the Record Date.  As of the close of business on the Record Date, a total of 5,385,256 shares of Voting Common Stock of the Company were outstanding and entitled to vote.  Each share of the Company’s Voting Common Stock entitles the holder thereof to one vote on each matter presented at the Meeting, except as described below.

As provided in the Company’s Certificate of Incorporation, a person (either a natural person or an entity) who, as of the close of business on the Record Date, beneficially owned, either directly or indirectly, a total number of shares of the Company’s Voting Common Stock in excess of 10% of the total outstanding shares of the Company’s Voting Common Stock (the “10%

limit”) is not entitled to vote any of such person’s shares in excess of the 10% limit, and those shares in excess of the 10% limit are not treated as outstanding for voting purposes.  For purposes of calculating the 10% limit, a person is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person.  The Certificate of Incorporation authorizes the Board of Directors to (i) make all determinations necessary to implement and apply the 10% limit, including determining whether persons are acting in concert, and (ii) demand that any person who is reasonably believed to beneficially own stock in excess of the 10% limit supply information to the Company to enable the Board of Directors to implement and apply the 10% limit.  As of the Record Date, the Company was not aware of any person who beneficially owned more than 10% of the Company’s outstanding Voting Common Stock.

HOW DO I VOTE?

If you are a stockholder of record, you may vote (i) by participating in the virtual Meeting and voting during the meeting (go to www.virtualshareholdermeeting.com/CFBK2021), (ii) by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope or (iii) by following the procedures on the proxy card to vote your shares electronically via the Internet or by telephone.

If you hold your shares through a broker, bank or other nominee, you are considered to hold your shares in “street name,” and you should have received separate voting instructions from your bank, broker or other nominee describing how to vote your shares.  You should follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares.  The availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee.  Shares of Voting Common Stock held beneficially may not be voted by the beneficial owner during the Meeting.

HOW WILL MY SHARES BE VOTED?

Shares of the Company’s Voting Common Stock which are represented by properly executed proxy cards that are received prior to the Meeting, and not subsequently revoked, will be voted by your proxies in accordance with your instructions.  If you submit a valid proxy card prior to the Meeting but do not provide voting instructions, your proxies will vote your shares as recommended by the Board of Directors, except in the case of broker non-votes where applicable, as follows:

•	“FOR” the election as Directors of the Company of the two (2) nominees listed below under the heading “PROPOSAL 1 – ELECTION OF DIRECTORS”;
•	“FOR” the non-binding advisory resolution to approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement; and
•	“FOR” the ratification of the appointment of BKD, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021.

If any other matters are properly presented for voting during the Meeting, the persons appointed as proxies will vote on those matters, to the extent permitted by applicable law, in accordance with their best judgment.  No appraisal or dissenters’ rights exist for any action proposed to be taken during the Meeting.

If a beneficial owner does not provide appropriate voting instructions to any broker or other nominee holding the shares of Voting Common Stock of such beneficial owner in street name, the stock exchange rules and regulations applicable to brokers and other nominees allow them to vote such shares on “routine” matters without instructions from the beneficial owner.  If a proposal is considered a “non-routine” matter, the broker or other nominee may vote the shares of Voting Common Stock held in street name on the proposal only if the beneficial owner of such shares has provided voting instructions.  A broker non-vote occurs when the broker or other nominee is unable to vote on a proposal because the proposal is considered a “non-routine” matter and the beneficial owner does not provide appropriate voting instructions.

Of the proposals to be presented at the Meeting, only the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 3) qualifies as a “routine” matter.  Each of the other proposals (Proposals 1 and 2) is considered a “non-routine” matter and, therefore, your broker may vote on these matters only if you provide voting instructions.  Accordingly, it is important that you provide instructions to your broker.

CAN I REVOKE OR CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

You may revoke your proxy at any time before the vote is taken during the Meeting.  To revoke your proxy, you must take one of the following actions: (i) advise the Corporate Secretary of the Company in writing of the revocation of your proxy before your shares have been voted during the Meeting; (ii) deliver to the Company another proxy that bears a later date (only your latest completed, signed and dated proxy card received by June 1, 2021, will be counted); (iii) submit a later-dated vote electronically via the Internet or by telephone (only your latest Internet or telephone voting instructions received by 11:59 p.m., Eastern Daylight Saving Time, on June 1, 2021, will be counted); or (iv) participate in the virtual Meeting live via the Internet and vote your shares during the Meeting.  Participating in the virtual Meeting will not, by itself, revoke your proxy.  The last-dated proxy you submit (by any means) will supersede any previously submitted proxy. If you have instructed your broker, bank or nominee to vote your shares, you must follow the directions received from your broker, bank or nominee to revoke a previously delivered proxy.

WHAT CONSTITUTES A QUORUM FOR THE MEETING?

A quorum exists if a majority of the outstanding shares of Voting Common Stock entitled to vote during the Meeting (after subtracting any shares in excess of the 10% limit) is present in person or represented by proxy at the Meeting. The Meeting will be held if a quorum exists at the Meeting.  If you return valid proxy instructions or participate in the virtual Meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting.  Broker non-votes also will be counted for purposes of determining a quorum.  If there are not sufficient shares present or represented by proxy at the Meeting to constitute a quorum, the Meeting may be adjourned in order to permit the further solicitation of proxies.

WHAT VOTE IS REQUIRED FOR EACH PROPOSAL?

The following describes the required vote on each proposal so long as a quorum is present at the Meeting.

•     Proposal 1 – Election of Directors

Under Delaware law and the Company’s Amended and Restated Bylaws (the “Bylaws”), Directors are elected by a plurality of the votes cast.  This means that the two (2) nominees receiving the greatest number of votes “FOR” election will be elected as Directors.  Shares as to which the authority to vote is withheld and broker non-votes will not affect whether a nominee has received sufficient votes to be elected.

•   Proposal 2 – Non-Binding Advisory Resolution to Approve the Compensation of the Company’s Named Executive Officers

Under the Bylaws, the affirmative vote of a majority of the votes cast is required to approve the non-binding advisory resolution to approve the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement.  Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” this proposal and will have no effect on the outcome of this proposal.

•    Proposal 3 – Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

Under the Bylaws, the affirmative vote of a majority of the votes cast is required to ratify the appointment of BKD LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021.  Abstentions will not be counted as votes “FOR” or “AGAINST” this proposal and will have no effect on the outcome of this proposal.

WHO WILL COUNT THE VOTE?

Broadridge Financial Solutions, Inc. (“Broadridge”), a servicing company for the financial industry, will tally the votes at the Meeting, which will be certified by an inspector of elections.  The Board of Directors has designated Kevin J. Beerman,  Senior Vice President and Senior Financial Officer, to act as the inspector of elections for the Meeting.  Mr. Beerman is an officer of the Company and an officer and employee of the Company’s wholly-owned operating subsidiary, CFBank, National Association (“CFBank”).

IS THE BOARD OF DIRECTORS AWARE OF ANY OTHER MATTERS THAT WILL BE PRESENTED AT THE ANNUAL MEETING?

The Company’s Board of Directors is not aware of any other matters to be presented at the Meeting.  If any matters not described in this Proxy Statement are properly presented at the Meeting, the persons named in the proxy card will use their best judgment to determine how to vote your shares.

WHO PAYS THE COST OF PROXY SOLICITATION?

The Company will pay the costs of preparing, printing and mailing/delivering this proxy statement, the accompanying proxy card, the Company’s 2020 Annual Report to Stockholders and other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Company’s Board of Directors, other than the Internet access charges incurred by a stockholder when voting electronically.  Although we are soliciting proxies by mailing these proxy materials to our stockholders, the directors, officers and employees of the Company and of our subsidiary, CFBank, may also solicit proxies by further mailing, personal contact, telephone or electronic mail without receiving any additional compensation for such solicitations.  Arrangements will also be made with brokerage firms, financial institutions and other nominees that are record holders of shares of Common Stock of the Company for the forwarding of solicitation materials to the beneficial owners of such shares.  The Company will reimburse these brokers, financial institutions and other nominees for their reasonable out-of-pocket costs incurred in sending proxy materials to the beneficial owners of the Company’s Voting Common Stock.

WHO SHOULD I CALL IF I HAVE QUESTIONS?

If you have questions concerning this proxy solicitation, or the proposals to be considered at the Meeting, please call Timothy T. O’Dell, President and Chief Executive Officer, at (614) 334-7979.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to Be Held on June 2, 2021:

The Company’s Proxy Statement for the Annual Meeting, the form of proxy card and the Company’s 2020 Annual Report to Stockholders are available at http://cf.bank.com.

CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

The Board of Directors of the Company has determined that each of the following directors of the Company is “independent” as that term is defined by applicable listing standards of the NASDAQ Marketplace Rules and by applicable rules of the Securities and Exchange Commission (the “SEC”):  Thomas P. Ash, Edward W. Cochran, James Frauenberg II, Robert E. Hoeweler, John T. Pietrzak and David L. Royer.  Timothy O’Dell does not qualify as “independent” as a result of serving as the President and Chief Executive Officer of the Company and CFBank.

The NASDAQ Marketplace Rules include a number of requirements for a director to be determined independent, including that the director not be an employee of the Company and not be engaged in various types of business dealings with the Company and its subsidiaries.  As required by the NASDAQ Marketplace Rules, the Board of Directors has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of his independent judgment in carrying out the responsibilities of a director.  In making these determinations, the Board of Directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and CFBank, including those described under the heading “Certain Relationships and Related Party Transactions”  beginning on page 9 of this Proxy Statement.

BOARD LEADERSHIP STRUCTURE

The Company’s current Chairman, Robert E. Hoeweler, has served in this capacity since August 24, 2012.  Mr. Hoeweler has extensive experience in the banking industry and intimate familiarity with the operations of financial institutions. As a result, he is able to provide unique insights as Chairman that are valuable to the Board in determining and overseeing the strategic direction of the Company.

Currently, the Board of Directors has placed the responsibilities of Chairman with an “independent” member of the Board, which we believe provides strong accountability between the Board and our management team.  Our Chairman is responsible for providing leadership to the Board of Directors and facilitating communication among the directors, setting the Board meeting agendas in consultation with the President and Chief Executive Officer, and presiding at Board meetings.  The Chairman also actively oversees the activities and controls of the Company and CFBank. This delineation of duties between the Chairman and the President and Chief Executive Officer allows the Company’s President and Chief Executive Officer to focus his attention on managing the day-to-day business of the Company and CFBank.  We believe this structure provides strong leadership for our Board while positioning our President and Chief Executive Officer as the leader of the Company in the eyes of our customers, employees, stockholders and other stakeholders.

The Board also believes that the Company and its stockholders are best served by a Board that has the flexibility to establish and change the Board’s leadership structure from time to time to fit the needs of the Company.  Pursuant to the Company’s Corporate Governance Guidelines, the Board of Directors has the power and authority to combine or separate the positions of Chairman and President/Chief Executive Officer.  Thus, from time to time, the Board may consider combining the roles of President/Chief Executive Officer and Chairman, and/or appointing a Lead Independent Director.  These decisions will be dependent upon the needs of the Company at that time, including the composition of the Board and the availability, willingness and qualifications of candidates to serve as Chairman and/or Lead Independent Director, as well as other factors.

BOARD ROLE IN RISK OVERSIGHT

The Board of Directors has overall responsibility for consideration and oversight of risks facing the Company and CFBank and is responsible for ensuring that material risks are identified and managed appropriately.  The Board delegates to its committees certain risk management oversight responsibilities related to their specific areas of responsibility.  The Audit Committee is responsible for overseeing financial risk exposure and the steps management is taking to monitor and control such exposure.  The Compensation and Management Development Committee oversees the management of risks arising from our compensation programs, policies and practices for our executives and employees that would be reasonably likely to have a material adverse effect on the Company.   The Corporate Governance and Nominating Committee oversees risks related to corporate governance, including those related to performance and composition of the Board and the independence of Board members.  Directors discuss risk and risk mitigation strategies with management within these committees.  All risk oversight discussions are included in committee and other reports to the full Board of Directors.

BOARD MEETINGS AND COMMITTEES

The Board of Directors of the Company holds regular meetings and special meetings as may be called from time to time in accordance with the Bylaws.  During 2020, the Company’s Board of Directors held twelve (12) meetings. The Board of Directors of CFBank has the same composition as the Board of the Company and holds regular meetings monthly and any special meetings as may be called from time to time in accordance with the Bylaws of CFBank.  During 2020, CFBank’s Board of Directors held twelve (12) meetings.  No director during the period he served in 2020 attended less than 75% of the Company’s Board meetings and any committees on which he served.

The Board’s principal standing committees during 2020 were the Audit Committee, the Compensation and Management Development Committee, and the Corporate Governance and Nominating Committee.  Information regarding the functions of the Board’s committees, their present membership and the number of meetings held by each committee during fiscal 2020 is set forth below.  All committees operate under formal written charters adopted by the Board of Directors.  The charters of the Audit Committee, the Compensation and Management Development Committee and the Corporate Governance and Nominating Committee are available in the “Investor” section of our website at

http://investor.cfbankonline.com/overview/governance-documents.

AUDIT COMMITTEE.  The Audit Committee provides assistance to the Board in fulfilling its oversight responsibility relating to the integrity of our consolidated financial statements and the financial reporting processes, the systems of internal accounting and financial controls, compliance with legal and regulatory requirements, the annual independent audit of our consolidated financial statements, the qualifications and independence of our independent registered public accounting firm, the performance of our internal audit function and of our independent registered public accounting firm, and any other areas of potential financial risk to the Company as specified by the Board.  The Audit Committee also is responsible for the appointment, retention and oversight of our independent registered public accounting firm, including pre-approval of all audit and non-audit services to be performed by the independent registered public accounting firm, and for the review and approval, on an ongoing basis, of all related-party transactions for potential conflict-of-interest situations.  The Audit Committee Report appears on page 26 of this Proxy Statement.

During 2020, the Audit Committee held nine  (9) meetings.  The following directors currently serve as members of the Audit Committee:

Audit Committee Members
Thomas P. Ash (Chair)
Edward W. Cochran
James H. Frauenberg II
John T. Pietrzak
David L. Royer

Each director who currently serves on the Audit Committee qualifies, and each director who served as a member of the Audit Committee during 2020 qualified, as “independent” under the standards set forth in the NASDAQ Marketplace Rules and Rule 10A-3 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).  None of such members of the Audit Committee has participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the past three years, and all of such members are able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement. The Board has also determined that Thomas P. Ash, the Chair of the Audit Committee, qualifies as an “audit committee financial expert” under applicable regulations of the SEC.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE.  The Compensation and Management Development Committee (the “Compensation Committee”) has overall responsibility for reviewing, evaluating and approving the director, officer and employee compensation plans, policies and programs of the Company and CFBank.  The Compensation Committee is responsible for administering our equity compensation plans and for establishing, in consultation with executive management, the Company’s general compensation philosophy and overseeing the development and implementation of executive compensation programs.

During 2020, the Compensation Committee held two  (2) meetings.  The following directors currently serve as members of the Compensation Committee:

Compensation Committee Members
Robert E. Hoeweler (Chair)
James H. Frauenberg II
Edward W. Cochran

Each director who currently serves on the Compensation Committee qualifies, and each director who served as a member of the Compensation Committee during 2020 qualified, as “independent” under the standards set forth in the NASDAQ Marketplace Rules.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE.  The Corporate Governance and Nominating Committee is responsible for identifying qualified director candidates and recommending to the Board of Directors the director nominees for election, nomination or appointment to the Board.  The Corporate Governance and Nominating Committee considers nominees in the context of standards codified in its charter and in the Board’s Corporate Governance Guidelines.  The Committee also provides oversight on matters involving the size, composition and operation of the Board, including in the areas of committee membership and committee chairpersons.  The Committee also leads the Board in its annual review of the Board’s performance.  The Corporate Governance and Nominating Committee is authorized to employ professional search firms to assist in identifying potential director candidates with the desired skills and disciplines for election, nomination or appointment to the Board of Directors.  No such firms were engaged or otherwise utilized during 2020.  The full Board of Directors exercises authority over the final approval of director candidates for election, nomination or appointment to the Board of Directors, based on the recommendation of the Corporate Governance and Nominating Committee.

During 2020, the Corporate Governance and Nominating Committee held one (1) meeting.  The following directors currently serve as members of the Corporate Governance and Nominating Committee:

Corporate Governance and Nominating Committee Members
Edward W. Cochran (Chair)
Robert E. Hoeweler
David L. Royer

Each director who currently serves on the Corporate Governance and Nominating Committee qualifies, and each director who served as a member of the Corporate Governance and Nominating Committee during 2020 qualified, as “independent” under the standards set forth in the NASDAQ Marketplace Rules.

NOMINATING PROCEDURE

The Corporate Governance and Nominating Committee recommends candidates, including incumbents, for election and appointment to the Board of Directors, subject to the provisions set forth in the Company’s Certificate of Incorporation and Bylaws.  Nominations are based on the criteria the Corporate Governance and Nominating Committee deems appropriate and consistent with the standards set forth in the Board’s Corporate Governance Guidelines.  Criteria considered by the Board may include the following: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable obligations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Company’s communities and shared values, as well as overall experience in the context of the needs of the Board as a whole.  The Company does not have a formal policy that requires the consideration of diversity in identifying nominees for election to the Board of Directors.  However, the Company’s Corporate Governance Guidelines provide for the Corporate Governance and Nominating Committee to consider diversity of viewpoints, backgrounds, experiences and demographics as one of the primary factors in identifying and recommending qualified candidates for Board membership. Nominations received from stockholders are considered and evaluated using the same criteria as all other nominations.

Nominations, other than those made by the Board of Directors after its review of the recommendations of the Corporate Governance and Nominating Committee, must be made by timely notice in writing to the Corporate Secretary as set forth in the Company’s Bylaws.  In general, to be timely, a stockholder’s notice must be received by the Company not less than ninety (90) days before the date of the scheduled annual meeting; however, if less than one hundred (100) days’ notice or prior disclosure of the date of the scheduled annual meeting is given by the Company, the stockholder has until the close of business on the tenth (10th) day following the day on which notice or prior disclosure of the date of the scheduled annual meeting was made.  The stockholder’s notice must include:

(i)	As to each person whom a stockholder proposes to nominate for election or re-election as a director:

•

All information relating to the proposed nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(ii)	As to the stockholder giving the notice:

•	The name and address of the stockholder as they appear on the Company’s books; and
•	The class and number of shares of the Company’s capital stock that are beneficially owned by the stockholder.

The description above is a summary of the Company’s nominating process.  Any stockholder wishing to propose a director nominee to the Company must comply in full with the applicable procedures and requirements set forth in the Company’s Bylaws, the SEC’s proxy rules and Delaware law.

QUALIFICATIONS OF DIRECTORS

The Board of Directors has codified certain standards for directors in its Corporate Governance Guidelines.  These guidelines provide that the Board of Directors should encompass, among other things, a diverse range of viewpoints, backgrounds, experiences and demographics sufficient to build a Board that is effective, collegial and responsive to the Company’s operations and interests.  The Corporate Governance Guidelines also provide that Board membership should be based on judgment, character, expertise, skills and knowledge useful to the oversight of the Company’s business as well as on business or other relevant experience.  Further, consistent with the NASDAQ Marketplace Rules, these guidelines provide that at all times a majority of the Board must be “independent” as defined from time to time by the listing requirements of NASDAQ and any specific requirements established by the Board.  Each director also is expected to:

•	provide loyalty, direction and oversight to the business and management of the Company;
•	establish strategic direction of the Company;
•	exercise business judgment in the best interests of the Company;
•

possess sufficient familiarity with the Company’s principal operational and financial objectives and plans to ensure active and effective participation in the deliberations of the Board of Directors and each committee on which the director serves; and

•	possess the capacity to obtain a basic understanding of the Company’s results of operations and financial condition.

The Corporate Governance Guidelines are posted in the “Investor” section of the Company’s website at

http://investor.cfbankonline.com/overview/governance-documents.

CODE OF ETHICS AND BUSINESS CONDUCT

The Board of Directors has adopted a Code of Ethics and Business Conduct, which applies to all of our directors, officers and employees, including directors, officers and employees of CFBank and other subsidiaries.  Our Code of Ethics and Business Conduct is posted in the “Investor” section of our website at http://investor.cfbankonline.com/overview/governance-documents.

BOARD MEMBER ATTENDANCE AT ANNUAL STOCKHOLDER MEETINGS

Although the Company does not have a formal policy regarding director attendance at annual stockholder meetings, directors are expected to attend these meetings absent extenuating circumstances.  All of our then-current directors attended last year’s annual meeting of stockholders.

COMMUNICATIONS WITH DIRECTORS

The Board of Directors has adopted a process by which stockholders and other interested parties may communicate with the Board, any individual director or any committee chair by e-mail or regular mail.  Communications by e-mail should be sent to bobhoeweler@CFBankmail.com.  Communications by regular mail should be sent to the attention of the Board of Directors;

any individual director by name; Chair, Audit Committee; Chair, Compensation and Management Development Committee; or Chair, Corporate Governance and Nominating Committee, c/o Corporate Secretary, CF Bankshares Inc., 7000 N. High Street, Worthington, Ohio 43085.  Management will pass on all communications received to the appropriate director or directors without any screening.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Audit Committee is responsible for reviewing and overseeing policies designed to identify transactions with “related persons,” including directors, executive officers and beneficial owners of more than 5% of the Company’s capital stock and the immediate family members of any of the foregoing, that are material to the Company’s consolidated financial statements or otherwise require disclosure under applicable rules adopted by the SEC, including those transactions required to be disclosed under Item 404 of SEC Regulation S-K, or the rules of any other appropriate regulatory agency or body.  All such transactions must be approved in advance by the Audit Committee. In addition, under the terms of the Company’s Code of Business Conduct and Ethics, the Audit Committee is responsible for reviewing and overseeing all actions and transactions which involve the personal interest of a director or executive officer of the Company and determining in advance whether any such action or transaction represents a potential conflict of interest.  Further, under the terms of CFBank’s Insider Trading Policy and Affiliate Credit and Regulation O Policy, all loans made to directors or executive officers of the Company or one of our subsidiaries must be reported to the Senior Credit Officer and the Compliance Officer. All such related party loans must conform to the Company’s credit policy. To the extent any transaction represents an ongoing business relationship with the Company or any of our subsidiaries, such transaction must be reviewed annually and be on terms no more favorable than those which would be usual and customary in similar transactions between unrelated persons dealing at arm’s length.

On an annual basis, each director and each executive officer of the Company must complete a Directors’ and Officers’ questionnaire which requires disclosure of any transaction, arrangement or relationship with the Company and/or any of our subsidiaries since the beginning of the last fiscal year in which the director or executive officer, or any member of his or her immediate family, has or had a direct or indirect interest. As a part of its review process, CFBank compares information to track originations of any new loans for a director or an executive officer, or any member of his or her immediate family, and reconciles all then-current account information to ensure the data has been gathered and recorded accurately.

Loan Transactions with CFBank

CFBank policy and the laws and regulations governing insured financial institutions require that any and all loans or extensions of credit made by CFBank to executive officers, directors or their immediate family members, must (i) be made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to CFBank, (ii) not involve more than the normal risk of collectability and (iii) not present any other unfavorable features.  In addition, loans made to a director or executive officer may not exceed an amount which, when aggregated with the amount of all other loans to such person and his or her related interests, is equal to 15 percent of CFBank’s unimpaired capital and unimpaired surplus in the case of loans not fully secured, and an additional 10 percent of CFBank’s unimpaired capital and unimpaired surplus with respect to loans that are fully secured. All loans outstanding to such related persons totaled $10,276,715 at December 31, 2020 and $6,113,178 at December 31, 2019, and were performing in accordance with their terms at such dates.

Private Placement

On October 31, 2019, the Company issued and sold (i) 849,615 shares of the Company’s Common Stock at a purchase price of $12.00 per share and (ii) 12,337 shares of the Company’s Series C Preferred Stock at a purchase price of $1,200.00 per share, in a private placement pursuant to a Securities Purchase Agreement, dated October 25, 2019 (the “Securities Purchase Agreement”), among the Company, Castle Creek Capital Partners VII, L.P. (“Castle Creek”) and certain other accredited investors party thereto (together with Castle Creek, collectively, the “Investors” and, each, an “Investor”), for gross proceeds of approximately $25 million (the “Private Placement”). As a result of the Private Placement, Castle Creek acquired 531,299 shares of the Company’s Common Stock and 11,570 of the Company’s Series C Preferred Stock.

On March 30, 2020, the Company and Castle Creek entered into an Exchange Agreement providing for the exchange of 27,000 of the shares of Common Stock purchased by Castle Creek in the private placement for 270 additional shares of Series C Preferred Stock (at the Series C Preferred Stock’s conversion ratio of 100 shares of common stock for each share of Series C Preferred Stock).  The exchange of Common Stock for Series C Preferred Stock was effected in order to accommodate and facilitate the Company’s stock repurchase program announced on March 13, 2020.  The exchange increased the number of shares of Series C Preferred Stock owned by Castle Creek to 11,840 (and increased the total number of outstanding shares of the Company’s Series C Preferred Stock to 12,607).

Each share of Series C Preferred Stock was convertible either (i) automatically into 100 shares of the Company’s non-voting common stock, par value $0.01 per share (which is also convertible into Common Stock) (the “Non-Voting Common Stock”), effective as of the close of business on the date that the Company obtained stockholder approval for, and filed, a Certificate of Amendment to the Company’s Certificate of Incorporation to authorize such class of Non-Voting Common Stock; or (ii) unless previously converted into shares of Non-Voting Common Stock, into 100 shares of the Company’s common stock upon transfer of such shares of Series C Preferred Stock to a non-affiliate of the holder in specified permitted transactions.   On May 27, 2020, an amendment to the Company’s Certificate of Incorporation to authorize a separate class of Non-Voting Common Stock was approved by the stockholders of the Company at the Company’s 2020 annual meeting of stockholders.  On May 28, 2020, the Company filed with the Delaware Secretary of State a Certificate of Amendment to the Certificate of Incorporation to authorize 1,260,700 shares of Non-Voting Common Stock.  Effective as of the close of business on May 28, 2020, all 1,260,700 authorized shares of Non-Voting Common Stock were issued upon conversion of the 12,607 outstanding shares of the Company’s Series C Preferred Stock.  Pursuant to the terms of the Series C Preferred Stock, each outstanding share of Series C Preferred Stock converted automatically into 100 shares of Non-Voting Common Stock at such time.

Under the terms of the Securities Purchase Agreement, for so long as Castle Creek, together with its affiliates, owns in the aggregate at least 4.9% of the outstanding shares of Common Stock, Castle Creek is entitled to have one representative appointed to the boards of directors of the Company and CFBank, subject to the satisfaction of legal and regulatory requirements, or to designate one representative to attend the meetings of such boards of directors in a non-voting, non-participating observer capacity. John T. Pietrzak, a Managing Principal of Castle Creek, was appointed, effective as of November 20, 2019, to serve as the director representative for Castle Creek on the boards of directors of the Company and CFBank pursuant to the Securities Purchase Agreement. Mr. Pietrzak did not participate as an Investor in the Private Placement or have any direct or indirect interest in the Private Placement, other than his position as Managing Principal of Castle Creek.

In addition, the Securities Purchase Agreement further provides that, for so long as any Investor, together with its affiliates and any persons who share a common discretionary investment advisor with such Investor, owns at least 4.9% of the outstanding shares of Common Stock, such Investor will be entitled to certain preemptive rights if the Company makes any public or nonpublic offering or sale of any equity or any securities, options or debt that is convertible or exchangeable into equity or that includes any equity component, except for certain specified issuances of securities as equity compensation for employees, officers or directors of the Company or as full or partial consideration for certain non-financing transactions. In the event of such offering or sale, such Investor would have the right to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms as such securities are being offered or sold up to the amount of new securities in the aggregate required to enable such Investor to maintain its proportionate Common Stock equivalent interest in the Company immediately prior to any such issuance of such new securities.

Registration Rights Agreement

In connection with the closing of the Private Placement, the Company also entered into a Registration Rights Agreement, dated October 31, 2019, with Castle Creek and the other Investors (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement (and subsequent additional registration statements, as required) with the SEC to register for resale the shares of the Company’s Common Stock and the Series C Preferred Stock issued in the Private Placement and any shares of the Company’s Common Stock and Non-Voting Common Stock issuable upon conversion of the Series C Preferred Stock. The Registration Rights Agreement obligates the Company to file such registration statement no later than the second anniversary of the closing of the Private Placement and to use its reasonable best efforts to cause such registration statement to be declared effective by the SEC as soon as practicable, but no later than the seventh trading day after the Company is notified by the SEC that such registration statement will not be reviewed or will not be subject to further review.

PROPOSAL 1 –

ELECTION OF DIRECTORS

In accordance with the Bylaws of the Company, the number of directors is currently fixed at seven.  There are currently seven directors serving on the Board, with the following two directors currently serving terms that will expire at the Meeting:  Edward W. Cochran and Timothy T. O’Dell.  The Corporate Governance and Nominating Committee of the Board of Directors has nominated the two directors named below for re-election as directors of the Company to serve three-year terms expiring at the annual meeting in 2024.

NOMINEES
Edward W. Cochran Timothy T. O’Dell

Each nominee has consented to serve as a director if elected.  Should a nominee decline or be unable to serve, or for good cause will not serve, the Board of Directors reserves the right in its discretion to substitute another person as a nominee or to reduce the number of nominees.  In this event, the proxy holders may vote your shares in their discretion for any substitute nominee proposed by the Board of Directors unless you have withheld authority.  The individuals appointed as proxies cannot vote for more than two nominees for election as directors at the Meeting.

The following sets forth information regarding each of the nominees for election as director of the Company and each of the current directors of the Company who will continue following the Meeting.  Unless otherwise indicated, each director or director nominee has held his principal occupation for more than five years.  There are no family relationships among any of the directors and executive officers of the Company.

NOMINEES

Edward W. Cochran has been engaged in the practice of law for over 45 years since graduating from Columbia University Law School in 1975.  He holds an undergraduate degree from Harvard University, where he was a Harvard National Scholar.  Mr. Cochran is admitted to practice before the United States Supreme Court, as well as the courts of Ohio, the U.S. District Court for the Northern District of Ohio, and the United States Circuit Courts of Appeal for the Second, Third, Sixth, Seventh and Ninth Circuits.  In addition, Mr. Cochran is involved in various business interests and is a successful investor.  Mr. Cochran has strong relationships in Cleveland and brings a valuable legal perspective and regulatory understanding to the Company and CFBank. Age 71.  Director since December 19, 2012.

Timothy T. O’Dell has been the CEO and a Director of CFBank and the Company since August 2012.  Prior to joining CFBank in 2012, Mr. O’Dell owned and operated a consulting and business investment company specializing in providing advisory services to a number of privately held enterprises in construction, health care, real estate and professional services.  Mr. O’Dell previously spent 22 years at Fifth Third Bank, and was a senior executive with Fifth Third’s Central Ohio operations for 12 of those years, concluding his tenure serving as President and Chief Executive Officer. At Fifth Third’s Central Ohio Affiliate, Mr. O’Dell also served as Executive Vice President and senior lender and managed its commercial banking and residential, commercial real estate divisions.  Previously he managed the Asset Based Lending Division for Fifth Third Bank engaged in financing growth companies and acquisition financing.  During his tenure, Fifth Third’s Central Ohio division grew by $4 billion in deposits and $5 billion in loans from organic growth and through strategic acquisitions.  Mr. O’Dell currently serves on the Foundation and audit committees of National Church Residences, a senior living management and development entity, with 340 locations in 25 states.  He also is currently serving on the Archie Griffin Scholarship Board and has served on the board of the Columbus Chamber of Commerce and The Ohio State University Medical Center.  He was also a founding investor in the Ohio TechAngel Venture Fund.  Mr. O'Dell holds a B.B.A. from Marshall University.  Age 67.  Director since August 23, 2012.

CONTINUING DIRECTORS

Thomas P. Ash was Director of Governmental Relations at the Columbus, Ohio-based Buckeye Association of School Administrators (BASA) from August 2005 to October 2019.  Prior to that time, Mr. Ash was Superintendent of Schools, Mid-Ohio Educational Service Center in Mansfield, Ohio from January 2000 through July 2005.   Mr. Ash was the Superintendent of Schools, East Liverpool City School District in East Liverpool, Ohio from August 1984 to December 1999.  As Superintendent at Mid-Ohio Educational Service Center and East Liverpool City School District, his experience included financial reporting and analysis, supervising and directing financial staff members, implementing and complying with U.S.

generally accepted accounting principles (GAAP) reporting requirements, and developing internal controls.  Mr. Ash’s public-sector and advocacy experience, both on the local level in Columbiana County and on the state level, lends a perspective unique to the Board of Directors. Following his retirement from BASA, he accepted a position as a part-time consultant with K-12 Business Consulting, which provides financial forecasting and chief executive officer searches for Ohio school districts.   Age 71.  Term expires in 2022.  Director since 1985.

James H. Frauenberg, II has been the principal owner of Addison Holdings, LLC since 2007, where he has been active in opening/owning new franchises for multiple retail chains including Five Guys Burgers and Fries and Flip Flop Shops.  He was the Senior Vice President with Checksmart Financial in Dublin, Ohio from 1995 to 2008.  Mr. Frauenberg’s strong financial and entrepreneurial skills bring a high level of insight and judgment to the Company and CFBank.  Age 45.  Term expires in 2022.  Director since August 23, 2012.

Robert E. Hoeweler has been the Chairman of the Board of the Company and CFBank since August 2012.  Since 1980 he has been the Chief Executive Officer of a diverse group of companies owned by the Hoeweler family, including manufacturing, communications, distribution, business services and venture capital entities.  He serves on the boards of a major waste management company and a large commercial bakery.  He previously has served as the Chairman of two family led businesses in financial services, a midsized community bank and a major payment processing service company.  He brings diverse business and banking skills and experience to the Company and CFBank.  Age 73. Term expires in 2023.  Director since August 23, 2012.

John T. Pietrzak, CFA is a Managing Principal of Castle Creek®.  Mr. Pietrzak is a current board member of CNB Bank Shares, Inc. and previously served as board member of West Coast Bancorp and its wholly-owned subsidiary, West Coast Bank; Square 1 Financial and its wholly-owned subsidiary, Square 1 Bank; Intermountain Community Bancorp and its wholly-owned subsidiary, Panhandle State Bank; HCSB Financial Corporation and its wholly-owned subsidiary, Horry County State Bank; and Origin Bancorporation and its wholly owned subsidiary, Origin Bank.     Prior to joining Castle Creek®, Mr. Pietrzak was a Director at Levi Strauss & Co. where he led a team responsible for forecasting demand for the Dockers brand. He was also a Senior Manager of Finance at Levi’s.  Prior to that, he worked at Diamond Strategy and Technology Consultants, where he assisted clients in developing and implementing strategies in the wireless data industry. Mr. Pietrzak began his career at Sara Lee Corporation where he held positions in a variety of functional areas. Mr. Pietrzak holds a Bachelor of Science in Accounting from Indiana University and an M.B.A. from The Wharton School at the University of Pennsylvania and is a CFA charter holder.  John brings significant financial, investment and business experience as well as extensive board experience with both public and private companies, including financial institutions, that are valuable to the Company and CFBank.  Age 49.  Term expires in 2023.  Director since November 20, 2019.

David L. Royer is the Executive Vice President of Development for Continental Real Estate Companies (CREC). He is responsible for project development and capital procurement of various asset classes including apartments, student housing, office, retail and medical office property types. Previously, he served as Vice President of Finance and Development for CREC across a diverse set commercial development projects.  Prior to joining CREC, David served as Vice President for Fifth Third Bank in their commercial real estate group.  He earned his finance degree from Miami University (1989) and an MBA from The Ohio State University (1993).  David currently serves as a board member for Scioto Country Club and First Community Village Foundation.  David is a Past President of The Athletic Club of Columbus (2010) and NAIOP of Central Ohio (2017).  Prior board experience includes Junior Achievement of Central Ohio as well as advisory board roles for Sky Bank Central Ohio and FC Bank.  David is a member and advisor for the Columbus real estate firm, Kohr Royer Griffith, Inc.  David is also a current member of the Columbus Board of Realtors and the National Association of Realtors.  David brings extensive business experience and relationships that are valuable to the Company and CFBank.  Age 53.  Term expires in 2022.  Director since July 1, 2018.

Recommendation and Vote

Under Delaware law and the Bylaws, the two (2)  nominees for election as directors of the Company who receive the greatest number of votes “FOR” election will be elected directors.  Shares represented by properly executed proxy cards that are received prior to the Meeting and not subsequently revoked will be voted “FOR” the election of the nominees listed above unless authority to vote for one or more nominees is withheld.  Stockholders may withhold authority to vote for the entire slate as nominated or may withhold the authority to vote for an individual nominee.  Shares as to which the authority to vote is withheld and broker non-votes will be counted for quorum purposes but will not be counted toward the election of directors or toward the election of the individual nominees specified on the proxy card.

The Board of Directors recommends that you vote “FOR” the re-election of each of the nominees listed above.

2020 COMPENSATION OF DIRECTORS

Members of the Board of Directors who are not also officers or employees of the Company or CFBank (“non-employee directors”) receive certain fees for their service on the Boards of Directors of the Company and CFBank.  For 2020, each non-employee member of the Board of Directors received an annual retainer, payable quarterly, in the amount of $44,000, except that (i) the Chairman of the Board of Directors received an additional retainer in the amount of $16,000, and (ii) the Chairs of the Audit and Compensation and Management Development Committees each received an additional retainer in the amount of $6,000 (prorated for service as Chair for a partial year, if applicable).  In addition, during 2020, (i) each non-employee director serving as a member of the Executive Committee of the Board of Directors also received an additional annual fee of $8,000, and (ii) each non-employee director serving as a member of the Loan Committee received an additional annual fee of $12,000.

Members of the Board of Directors are also eligible to receive restricted stock, stock options and other equity awards under the Company’s equity compensation plans.  No equity awards were granted to members of the Board of Directors in 2020.

The following table summarizes the compensation paid to each non-employee director during the year ended December 31, 2020.

	Director Compensation for 2020
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
Thomas P. Ash	$50,000	$--	$2,272 (2)	$52,272
Edward W. Cochran	52,000	--	--	52,000
James Frauenberg II	44,000	--	--	44,000
Robert E. Hoeweler	86,000	--	--	86,000
Robert Milbourne (3)	18,333	--	--	18,333
John Pietrzak (4)	44,000	--	--	44,000
David L. Royer	56,000	--	--	56,000

(1)None of the non-employee directors received any restricted stock or stock option awards during 2020.

(2)Reflects the costs associated with life insurance benefits for Mr. Ash.

(3)Mr. Milbourne served as a director of the Company and the Bank until the expiration of his term at the Company’s annual meeting of stockholders on May 27, 2020.

(4)Director fees and stock awards are paid and issued to Castle Creek Advisors IV, LLC on behalf of John Pietrzak.

EXECUTIVE OFFICERS

Provided below is information regarding each of the Company’s executive officers:

3
Name	Age at December 31, 2020	Position held with the Company and/or Subsidiaries

Timothy T. O’Dell	67	Chief Executive Officer of the Company and CFBank since August 2012 and President and Chief Executive Officer of the Company and CFBank since October 2015.
Kevin J. Beerman	47	Senior Vice President and Senior Financial Officer of the Company and CFBank since July 2020.
Bradley J. Ringwald	47	Chief Commercial Banking Officer of CFBank since November 2020.

Mr. Beerman has been the Senior Financial Officer of the Company and CFBank since July 2020.  Prior to his appointment as Senior Financial Officer, he served as Corporate Controller since joining CFBank in September 2018.  Mr. Beerman has over 25 years of financial experience, which includes over 15 years in public accounting, as well as having a diverse finance and operations background.  Prior to joining CFBank, Mr. Beerman spent 5 years with a commercial real estate finance company, most recently as its CFO.  Mr. Beerman holds a bachelor’s degree in Accounting from Capital University.

Mr. Ringwald has been the Chief Commercial Banking Officer of CFBank since November 2020.  Brad is an accomplished commercial banking executive with 25 years of experience that includes leadership roles at several large regional banking institutions.  Brad recently served as President, Commercial Banking for First Financial Bank with responsibility for the commercial banking markets, treasury management, and specialty lending areas.  Prior to this role, Brad led the corporate banking and specialty finance groups at First Financial Bank.  Brad also has experience in investment banking with Brady Ware Capital where he served as Director and launched the firm's expansion into the Cincinnati area.  Mr. Ringwald holds a bachelor’s degree in Accounting from Miami University.

The biography for Mr. O’Dell is included in the section entitled “PROPOSAL 1 – ELECTION OF DIRECTORS” above.

COMPENSATION OF EXECUTIVE OFFICERS

OVERVIEW OF COMPENSATION PROGRAMS

The Compensation Committee of the Board has overall responsibility for reviewing, evaluating and approving the director, officer and employee compensation plans, policies and programs of the Company and CFBank.  The Compensation Committee is responsible for administering our equity compensation plans and for establishing, in consultation with executive management, the Company’s general compensation philosophy and overseeing the development and implementation of executive compensation programs.  The responsibilities of the Compensation Committee include, but are not limited to: evaluation and approving goals and objectives relevant to compensation of the President and Chief Executive Officer and other executives; evaluating the performance of those executive officers in light of those goals and objectives; and recommending to the Board compensation policies for non-employee directors.

The Company’s compensation programs for executive officers include a base salary as the primary source of compensation. However, other forms of compensation are utilized including; bonus incentive; stock options; restricted stock; retirement plans; health and life insurance benefits; and other perquisites including car and mobile phone allowances.

The Compensation Committee regularly reviews the Company’s compensation programs to ensure that controls are in place to ensure that employees are not presented with the opportunity to take unnecessary or excessive risks that could threaten the value of the Company.  The Committee reviews and approves both the Company-wide and individual performance objectives that are used to determine how incentive payments are determined. The performance metrics are based on customary financial institution performance metrics as well as peer comparisons and trend analysis.

Neither the Compensation Committee nor the Board relied upon any compensation consultants in determining or recommending the amount or form of executive or director compensation during 2020.

COMPENSATION PHILOSOPHY AND OBJECTIVES

The Company’s compensation programs are designed to provide market-relevant incentives and rewards to employees in positions of leadership who are largely responsible for the success and growth of the Company and CFBank, and to assist the Company and CFBank in attracting executives and other key employees with experience and ability.  Our compensation objectives begin with the premise that our success depends on the dedication and commitment of the employees in key management positions, and our compensation programs are intended to incentivize those employees to successfully implement our business strategy and corporate goals. We base our compensation practices on meeting the demands of the employment market, aligning the compensation of our employees with our stockholders’ interests, and driving superior performance.

Our compensation programs are designed to reward employees based upon their management responsibilities, performance levels, and their ability to create long-term value. Other considerations in the design of our compensation programs include safe and sound operation of CFBank; management of business risk; experience levels to operate in a complex business environment; and the retention and development of incumbent executive management.  The Company’s compensation program includes an annual review and adjustment to base salary based on company-wide and individual performance objectives by which each employee’s contribution to the Company’s success is measured.

The Company believes that its incentive compensation arrangements appropriately balance risk and financial results in a manner that does not expose the Company to imprudent risk-taking.  As such, the Company’s incentive compensation arrangements take into account the risks, as well as the financial benefits, from the employee’s activities and the impact of those activities on the Company’s safety and soundness.  In addition to the compensation programs being balanced in design, the implementation is such that the actual payouts of incentive compensation may vary based on risks or risk outcomes.  Appropriate personnel have input into the process to assess the effectiveness of these processes in discouraging imprudent risk-taking.  In addition, the Company monitors performance against key measurements and reserves the flexibility to revise the payout of incentive compensation as needed to reflect risks appropriately.

COMPONENTS OF COMPENSATION

Our executive compensation program is designed to be simple, competitive and link pay to performance.  For 2020, the compensation paid to our executive officers consisted of the following components:

•	base salary;
•	restricted stock awards granted under our 2019 Equity Incentive Plan;
•	performance-based cash incentive awards under our Incentive Compensation Plan; and
•	401(k) plan matching contributions and car and mobile phone allowances for certain executive officers.

In August 2016, the Company adopted the CF Bankshares Inc. Incentive Compensation Plan (the “Incentive Compensation Plan”), pursuant to which the Compensation Committee and/or executive management are authorized to grant employees of the Company or CFBank the opportunity to earn awards of incentive compensation based on the achievement of performance objectives established by the Committee.  In connection with the Company’s performance in 2020, the Compensation Committee and the Board of Directors approved the grant of certain cash and equity awards to Timothy O’Dell, John Helmsdoerfer and Kevin Beerman under the Incentive Compensation Plan.  For additional information regarding the Incentive Compensation Plan and the awards granted thereunder, see “— Incentive Compensation Plan Information” below.

The Company and CFBank have entered into employment agreements with certain executive officers.  See “— Employment Agreements” below for additional information.

2020 COMPENSATION

In accordance with the rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company’s President and Chief Executive Officer and certain of its other most highly compensated executive officers of the Company for the years ended December 31, 2020 and 2019.  The “named executive officers” included in the Summary Compensation Table below are: Timothy T. O’Dell, President and Chief Executive Officer; John W. Helmsdoerfer, who served as Executive Vice President and Chief Financial Officer until his resignation effective July 8, 2020; and Kevin J. Beerman, Senior Vice President and Senior Financial Officer.

Summary Compensation Table
Name and Principal Position	Year	Salary	Stock Awards (1) ($)	Non-equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Timothy T. O'Dell	2020	$375,000	$-	$562,500	$22,397	$959,897
President and Chief Executive Officer	2019	$315,000	$151,800	$345,000	$21,761	$833,561

John W. Helmsdoerfer (4)	2020	$143,846	$-	$100,000	$164,241	$408,087
Executive Vice President and Chief	2019	$249,375	$82,800	$205,000	$21,902	$559,077
Financial Officer

Kevin J. Beerman (5)	2020	$140,335	$19,360	$31,575	$4,428	$195,698
Senior Vice President and Senior
Financial Officer

(1)

Reflects the aggregate grant date fair value of shares of restricted stock awarded to each named officer for the years ended December 31, 2020 and 2019.  No named executive officer received any stock option awards during 2020 and 2019.

(2)	Reflects cash amounts earned by the named executive officer for the applicable year under the Incentive Compensation Plan.
(3)

The amounts shown in the “All Other Compensation” column represent employer matching contributions to the 401(k) plan, car and mobile phone allowances, and  premiums for group term life insurance paid with respect to each named executive officer.  The amount shown for Mr. Helmsdoerfer for 2020 also includes severance payments made to Mr. Helmsdoerfer in connection with his resignation as an officer and employee of the Company and CFBank effective July 8, 2020.

(4)	Mr. Helmsdoerfer resigned as an officer and employee effective July 8, 2020.
(5)	Mr. Beerman became an executive officer during 2020.

EQUITY COMPENSATION PLAN INFORMATION

On May 29, 2019, the stockholders of the Company approved the CF Bankshares Inc. 2019 Equity Incentive Plan (the “2019 Plan”).  The 2019 Plan was developed to provide incentives and rewards to those employees and directors who are largely responsible for the success and growth of the Company and its affiliates, and to assist the Company and CFBank in attracting and retaining directors, executive officers and other key employees with experience and ability.  The 2019 Plan provides for discretionary grants of stock options, stock appreciation rights and restricted stock.  Stock Options expire after ten years and vest over a three-year period; the exercise price of the options is set based upon the fair market value of our Common Stock at the date of the grant.  Shares of restricted stock vest over a three-year period beginning of the first anniversary of the grant date.

The 2019 Plan replaced the CF Bankshares Inc. 2009 Equity Compensation Plan (the “2009 Plan”), which was approved by the stockholders of the Company on May 21, 2009.  Similar to the 2019 Plan, the 2009 Plan provided for discretionary grants of stock options, stock appreciation rights and restricted stock.  Stock Options granted under the 2009 had 10-year expiration dates and were subject to vesting over a three-year period, and shares of restricted stock granted under the 2009 were subject to vesting over a three-year period.  The 2009 Plan terminated in accordance with its terms on March 19, 2019 and, as a result, no further awards may be granted under the 2009 Plan.

Awards for 2020 Fiscal Year

Effective as of February 22, 2021, Mr. Beerman was granted 1,000 shares of restricted stock pursuant to the Incentive Compensation Plan based on the Company’s performance in 2020.  The shares of restricted stock will vest ratably over a three-year period beginning on February 22, 2022.

Outstanding Equity Awards at Fiscal Year End

The following table shows information regarding equity awards outstanding to our named executive officers as of December 31, 2020.  All outstanding equity awards were granted under the 2009 Plan and the 2019 Plan.

Outstanding Equity Awards at Fiscal Year-End for 2020
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[1]	Market Value of Shares or Units of Stock That Have Not Vested ($)

Timothy T. O'Dell	9,090	-	$7.54	11/22/23	-	$-
	9,090	-	$6.99	12/19/22	-	$-
					10,666	$188,682

John Helmsdoerfer	5,454	-	$7.54	11/22/23	-	$-
	5,454	-	$8.25	03/20/23	-	$-

Kevin Beerman	-	-	-	-	1,666	$29,472

(1) The unexercisable Restricted Stock Awards as of December 31, 2020 have a vesting date or will vest as follows:
Date	Mr. O'Dell	Mr. Beerman
2/27/21	-	333
7/15/21	-	334
12/18/21	3,667	-
12/19/21	3,333	-
2/27/22	-	333
7/15/22	-	333
12/18/22	3,666	-
7/15/23	-	333
	10,666	1,666

Incentive Compensation Plan INFORMATION

On August 11, 2016, the Company adopted the Incentive Compensation Plan to enable it to attract and retain skilled employees, increase organizational and employee performance, promote employee retention, and allow personnel costs to vary along with revenues, all while appropriately balancing risk and financial rewards.

Under the Incentive Compensation Plan, the Compensation Committee and/or executive management are authorized to select the employees of the Company or any of its wholly-owned subsidiaries who are eligible to participate.  Under the Incentive Compensation Plan, designated employees are given the opportunity to earn awards of incentive compensation if the Company or CFBank achieves various performance objectives established by the Compensation Committee.

Pursuant to the Incentive Compensation Plan, designated employee participants may earn incentive compensation based on the satisfaction of corporate and/or strategic performance objectives over a prescribed performance period.  For each performance period, Executive Management shall establish: (a) performance objectives used to determine the amount payable to each participant; (b) the requisite level of achievement of the performance objectives (which may include threshold, target and maximum levels); (c) the method for determining the amount payable based on the achievement of the performance objectives; and (d) any other terms and conditions.

The performance criteria that Executive Management may use to establish awards under the Incentive Compensation Plan include earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis); return on equity; return on assets; revenues; expenses or expense levels; one or more capital or operating ratios; stock price; stockholder return; market share; cash flow; capital expenditures; net borrowing, debt, leverage levels or debt ratings; strategic objectives (including, mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions); net asset value per share; growth in deposits or assets; asset or credit quality; economic value added; regulatory compliance; or such other measures as the Board may select from time to time.

In order to receive a payment of incentive compensation under the Incentive Compensation Plan, a participant must remain employed on the payment date.  However, if a participant’s employment is terminated prior to the payment date due to death, disability or retirement (as defined in the Incentive Compensation Plan), the participant may receive a prorated payment.

2020 Incentive Compensation Plan Awards

We are committed to a pay-for-performance philosophy.  As a result, a significant amount of each Named Executive Officer’s compensation is at risk or variable and dependent on our performance and/or stock price appreciation.

The determination of the 2020 incentive awards was based on the Company’s performance in relation to plan.  Based upon the extraordinary performance results of the Company during 2020, the Compensation Committee determined that Mr. O’Dell was eligible to receive an incentive equal to 150% of his 2020 base salary.  As a result, 59% of Mr. O’Dell’s 2020 total compensation was performance-based.  Based upon the satisfaction of the corporate and strategic performance objectives during 2020, Mr. Beerman was also eligible to receive an incentive award under the Incentive Compensation Plan.

Pursuant to the Resignation Agreement and General Release (the “Resignation Agreement”) entered into with Mr. Helmsdoerfer in connection with his resignation on July 8, 2020, the Company and CFBank agreed that Mr. Helmsdoerfer would be entitled to receive an incentive payment following his resignation with respect to his 2020 incentive award, provided that Mr. Helmsdoerfer would be eligible to receive no more than 50% of what he would have received had he remained employed through the end of 2020, and in no case would the payment to Helmsdoerfer be more than $100,000.00.

Based on the Company’s performance in 2020, the target objectives were achieved at various levels under the 2020 incentive awards for each of Messrs. O’Dell, Beerman and Helmsdoerfer.  As a result, Messrs. O’Dell and Beerman earned incentive bonuses in the amount of $562,500 and $31,575, respectively for 2020, and Mr. Helmsdoerfer earned an incentive bonus (as reduced pursuant to his Resignation Agreement) in the amount of $100,000.

The amount paid to each named executive officer with respect to the 2020 incentive awards is included under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table under the heading “2020 COMPENSATION” above.

EMPLOYMENT AGREEMENTS

Effective as of August 15, 2016, the Company and CFBank entered into employment agreements with each of Timothy T. O’Dell, President and Chief Executive Officer of CFBank, and John W. Helmsdoerfer, Executive Vice President and Chief Financial Officer of CFBank.  The employment agreements with Messrs. O’Dell and Helmsdoerfer were subsequently amended and restated effective as of April 22, 2019.  Pursuant to the terms of his Resignation Agreement, the employment agreement with Mr. Helmsdoerfer was terminated in connection with his resignation effective July 8, 2020.

As amended, Mr. O’Dell’s employment agreement has a current term ending on December 31, 2023.  Annually, the Boards of Directors of CFBank and the Company review the employment agreement to determine whether extension of the employment agreement for an additional 12 months is appropriate.  Pursuant to his employment agreement, Mr. O’Dell is entitled to receive a base annual salary of not less than $315,000.  In addition to the base annual salary, Mr. O’Dell’s employment agreement provides for, among other things, participation in incentive programs and other employee benefit plans and other fringe benefits applicable to executive employees.

Mr. O’Dell’s employment agreement provides for certain payments if he executes a release of claims against CFBank and the Company and either: (i) has an involuntary termination without “cause” not in connection with a “change of control”, (ii) voluntarily terminates with “good reason” not in connection with a “change in control,” (iii) has an involuntary termination without “cause” during the first 24 months after a “change of control”, (iv) voluntarily terminates with “good reason” during the first 24 months after a “change in control,”(v) dies, or (vi) becomes disabled.

In the event of involuntary termination without “cause” or voluntary termination with “good reason,” Mr. O’Dell would be entitled to receive a severance benefit equal to:

•	Salary continuation for 24 months;

•

Payment of a pro rata portion (calculated based on the ratio of the number of days of employment during the performance period to the total number of days during the performance period) of any incentive compensation payable to Mr. O’Dell with respect to the year in which his employment is terminated and payable when, if and to the extent that the bonus otherwise would have been payable had he remained employed;

•

Payment of a lump sum equal to the product of 18 multiplied by the difference between the monthly premium cost for COBRA continuation coverage for the medical insurance benefits in effect for Mr. O’Dell immediately prior to the termination and the monthly premium cost charged to an active employee for such coverage; and

•	Full vesting of all outstanding equity awards and stock options, which shall remain exercisable for the full option exercise period that would have applied had he remained employed.

Upon the termination of Mr. O’Dell without cause or the voluntary termination by Mr. O’Dell with good reason within 24 months after a “change of control,” Mr. O’Dell will receive a lump sum payment equal to two times the sum of his base salary on the date of termination and the average bonus paid to him over the 24 month period preceding such termination.  The lump sum shall be paid within 60 days following his termination date.  Upon the occurrence of such termination events, Mr. O’Dell is also entitled to full vesting of all outstanding equity awards and stock options, which shall remain exercisable for the full option exercise period that would have applied had he remained employed.  This change of control benefit shall be subject to reduction if necessary to comply with regulatory limitations on golden parachute payments or to avoid excise taxes under Internal Revenue Code Section 4999.

If during the term Mr. O’Dell terminates employment due to his death or disability, as defined under the employment agreement, Mr. O’Dell is entitled to receive an amount equal to one year of his base salary, payable in 12 equal monthly installments commencing on the first business day of the second month beginning after his date of termination.  Any death/disability benefit provided under the employment agreement will be offset by any death or disability benefit or payment provided by or on behalf of CFBank or Company, whether insured or self-insured.  All outstanding stock options shall become vested as of the date of termination due to his death or disability, and shall remain exercisable in accordance with the terms of each applicable option award agreement.

Mr. O’Dell’s employment agreement also requires him to comply with a non-solicitation covenant during his employment with CFBank and the Company during the term of the employment agreement and for a period of one year thereafter (or, if longer, the number of months of severance payments under the employment agreement).

Mr. O’Dell’s employment agreement also provides for a clawback of any incentive paid to, credited to an account on behalf of, or vested in Mr. O’Dell within the prior twenty-four (24) months under certain circumstances if it is later determined that the incentive is directly attributable to materially misleading financial statements.  If applicable law or exchange listing regulation would require a more extensive clawback of any incentive, Mr. O’Dell’s employment agreement will be deemed to require the minimum clawback necessary to comply with such law or regulation.

RESIGNATION AGREEMENT

The Company and CFBank entered into the Resignation Agreement with Mr. Helmsdoerfer in connection with Mr. Helmsdoerfer’s resignation as an officer and employee effective July 8, 2020.  Pursuant to the terms of the Resignation Agreement, Mr. Helmsdoerfer resigned as an officer and employee of the Company and CFBank effective at the close of business on July 8, 2020, provided that Mr. Helmsdoerfer agreed to assist the Company and CFBank to help transition his job responsibilities, both prior to and after his resignation.  In addition, Mr. Helmsdoerfer agreed to abide by confidentiality and non-disparagement covenants contained in the Resignation Agreement and continued to be subject to non-solicitation covenants under his employment agreement for a period of one year following his resignation.  Except for such non-solicitation covenants, the employment agreement among the Company, CFBank and Mr. Helmsdoerfer terminated effective upon his resignation.  Mr. Helmsdoerfer also agreed to a release of any and all claims against the Company, CFBank and their affiliates and related parties which in any way relate to Mr. Helmsdoerfer’s employment and association with the Company and CFBank or the termination of that employment and association.

Mr. Helmsdoerfer was entitled to the following in exchange for his covenants and releases under the terms of the Resignation Agreement: (a) a lump sum payment in the amount of $148,020, less applicable payroll deductions, within 14 days following the effective date of the Resignation Agreement, in respect of Mr. Helmsdoerfer’s salary through the end of 2020 and the value of certain Company stock; (b) a prorated incentive payment, in an amount to be recommended by the CEO and approved by the Compensation Committee of the Board of Directors of the Company, based on the achievement of Company performance objectives established by the Compensation Committee for the year ending December 31, 2020 under the Incentive Compensation Plan (which incentive payment shall not exceed $100,000); and (c) vesting of the remaining portions of the incentive stock options and restricted stock previously awarded to Mr. Helmsdoerfer under the Company’s equity incentive plans.

PROPOSAL 2 –

NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and corresponding SEC rules enable the Company’s stockholders to vote to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.  As a result, the Board of Directors is submitting the following resolution for stockholder approval at the Meeting:

“RESOLVED, that the stockholders of CF Bankshares Inc. (the “Company”) hereby approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for its 2020 Annual Meeting of Stockholders pursuant to Item 402 of SEC Regulation S-K, including the compensation tables, notes and narrative disclosures contained under the heading “COMPENSATION OF EXECUTIVE OFFICERS” in the Company’s Proxy Statement.

The Board of Directors believes that the Company’s compensation policies and procedures, which are reviewed and approved by the Compensation Committee, are effective in aligning the compensation of the Company’s named executive officers with the Company’s short-term goals and long-term success and that such compensation and incentives are designed to attract, retain and motivate the Company’s key executives who are directly responsible for the Company’s continued success.  The Board of Directors believes that the Company’s compensation policies and practices do not threaten the value of the Company or the investments of the Company’s stockholders or create incentives to engage in behaviors or business activities that are reasonably likely to have a material adverse impact on the Company.  The Board of Directors further believes that the Company’s compensation policies and procedures are reasonable in comparison both to the Company’s peer bank holding companies and to the Company’s performance during the past year.

Stockholders are encouraged to carefully review the information provided in this Proxy Statement regarding the compensation of the Company’s named executive officers in the section captioned “COMPENSATION OF EXECUTIVE OFFICERS” beginning on page 14 of this Proxy Statement.

Similar “Say on Pay” proposals were approved by a majority of the votes cast at each of the Company’s last eight annual meetings of stockholders.  Consistent with the most recent “Say on Pay Frequency” vote by the stockholders of the Company in 2019, the Company’s submits the “Say on Pay” proposal to its shareholders to vote on the approval of the Company's executive compensation every year.

Because your vote is advisory, the outcome of the vote will not: (i) be binding upon the Company’s Board of Directors or the Compensation Committee with respect to future executive compensation decisions, including those relating to the Company’s named executive officers, or otherwise; (ii) overrule any decision made by the Company’s Board of Directors or the Compensation Committee; or (iii) create or imply any additional fiduciary duty by the Company’s Board of Directors or the Compensation Committee.  However, the Compensation Committee expects to take into account the outcome of the advisory vote when considering future executive compensation arrangements.

Recommendation and Vote

Under the Bylaws, the affirmative vote of a majority of the votes cast is required to approve Proposal 2.  Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” this proposal and will have no effect on the outcome of this proposal.

The Board of Directors recommends that you vote “FOR” Proposal 2.

PROPOSAL 3 –

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The appointment of the Company’s independent registered public accounting firm is made annually by the Audit Committee.  The Audit Committee, with the approval of the Board of Directors, has appointed BKD, LLP to serve as the Company’s independent registered public accounting firm for 2021, subject to ratification by stockholders. BKD, LLP audited the Company’s consolidated financial statements for the fiscal year ended December 31, 2020.

One or more representatives of BKD, LLP is expected to be present at the Meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he, she or they desire to do so.

Recommendation and Vote

Under the Bylaws, the affirmative vote of a majority of the votes cast is required to ratify the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.  Abstentions will not be counted as votes “FOR” or “AGAINST” this proposal and will have no effect on the outcome of this proposal.  Even if the appointment of BKD, LLP is ratified by the stockholders, the Audit Committee, in its discretion, could decide to engage another firm if the Audit Committee determines such action is necessary or desirable.  If the appointment of BKD, LLP is not ratified, the Audit Committee will reconsider the appointment (but may decide to maintain the appointment).

The Board of Directors recommends that you vote “FOR” Proposal 3.

BENEFICIAL OWNERSHIP OF

COMPANY COMMON STOCK

The following table provides information as of April 13, 2021 about the persons known by the Company to be beneficial owners of more than 5% of the Company’s outstanding Voting Common Stock.  A person may be considered to beneficially own any shares of Voting Common Stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Voting Common Stock Outstanding (1)

Edward W Cochran (2)	311,914	5.8%
20030 Marchmont Road
Shaker Heights, OH 44122

Castle Creek Capital Partners VII, LP (3)	504,299	9.4%
6051 El Tordo
PO Box 1329
Rancho Santa Fe, CA 92067

(1)Percent of Voting Common Stock Ownership is computed based on the sum of (a) 5,385,256 shares of Voting Common Stock outstanding on April 13, 2021, and (b) the number of shares of Voting Common Stock, if any, as to which the named person has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or will first become exercisable within 60 days after April 13, 2021.

(2)Based on information provided to the Company, Mr. Cochran has sole voting power over 311,914 shares of the outstanding Voting Common Stock of the Company.

(3)Based on information contained in an amendment to the statement on Schedule 13D jointly filed on June 1, 2020 by Castle Creek Capital Partners VII, LP (“Fund VII”) and Castle Creek Capital VII LLC (“CCC VII”), and additional information provided to the Company, each of Fund VII and CCC VII have shared voting power and shared investment power over 504,299 shares of the outstanding Voting Common Stock of the Company.  CCC VII disclaims beneficial ownership of the Voting Common Stock owned by Fund VII, except to the extent of its pecuniary interest therein.  Excludes 1,184,000 shares of Non-Voting Common Stock and (ii) restricted stock awards representing 5,490 underlying shares of Common Stock issued to Castle Creek Advisors IV LLC (“Advisors IV”) on behalf of John Pietrzak in his capacity as a member of the Board, which awards vest over a three-year period.

The following table sets forth information as of April 13, 2021, with respect to the number of shares of the Company's Voting Common Stock considered to be beneficially owned by each director or nominee for director of the Company, by each executive officer named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group.  A person may be considered to beneficially own any shares of Common Stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

	Amount and Nature of Beneficial Ownership (1) (2)
	Shares	Percent

Robert E Hoeweler, Chairman of the Board, Director	62,191	1.2%
Thomas P. Ash, Director (3)	32,624	*
Kevin J. Beerman, Senior Vice President and Senior Financial Officer	4,600	*
Edward W Cochran, Director (4)	311,914	5.8%
James H. Frauenberg, Director (5)	180,125	3.3%
John W. Helmsdoerfer, Former Chief Financial Officer (6)	41,737	*
Timothy T. O'Dell, President, Chief Executive Officer, Director (7)	242,661	4.5%
John T. Pietrzak, Director (8)	5,590	*
David L. Royer, Director	22,190	*

All directors and executive officers as a group (10 persons)	908,632	16.7%

* Indicates less than 1% ownership.

(1) Unless otherwise indicated, each executive officer of director has voting and investment power with respect to all of the shares reflected in the table for such executive officer or director. The mailing address of each of the executive officers and directors of the Company is 7000 N. High Street, Worthington, Ohio 43085.

(2)Percent of ownership is computed based on the sum of (a) 5,385,256 shares of Common Stock outstanding on April 13, 2021, and (b) the number of shares of Common Stock, if any, as to which the named person or group has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or will first become exercisable within 60 days after April 13, 2021.

(3)Includes options to acquire 4,545 shares of Common Stock which are currently exercisable or will first become exercisable within 60 days after April 13, 2021.

(4)Includes options to acquire 4,545 shares of Common Stock which are currently exercisable or will first become exercisable within 60 days after April 13, 2021.

(5)Includes options to acquire 4,545 shares of Common Stock which are currently exercisable or will first become exercisable within 60 days after April 13, 2021.

(6)Includes options to acquire 10,908 shares of Common Stock which are currently exercisable or will first become exercisable within 60 days after April 13, 2021.

(7)Includes (a) options to acquire 18,180 shares of Common Stock which are currently exercisable or will first become exercisable within 60 days after April 13, 2021, (b) 5,454 shares of Common Stock owned by Colleen O’Dell, Mr. O’Dell’s spouse, and (c) 2,779 shares of Common Stock owned by Colleen O’Dell as custodian for Mr. O’Dell’s daughter, Sarah F. O’Dell.

(8)Includes restricted stock awards representing 5,490 underlying shares of Common Stock issued to Castle Creek Advisors IV LLC on behalf of John Pietrzak in his capacity as a member of the Board, which awards vest over a three-year period.  Mr. Pietrzak disclaims beneficial ownership of such restricted stock awards, except to the extent of his pecuniary interest therein, and this report shall not be deemed an admission that the reporting person is the beneficial owner of such restricted stock awards for purposes of the Securities Exchange Act of 1934, as amended, or for any other purpose.

Delinquent Section 16(a) Reports.  Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than 10% of any registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC.  Executive officers, directors and beneficial owners of more than 10% of the outstanding Common Stock of the Company are required by regulations of the SEC to furnish the Company with copies of all Section 16(a) reports they file.  To the Company’s knowledge, based solely on a review of the Section 16(a) reports filed on behalf of these persons and written representations that no other Section 16(a) reports were required to be filed for transactions during 2020, all filing requirements applicable to executive officers, directors and beneficial owners of more than 10% of the outstanding Common Stock of the Company under Section 16(a) of the Exchange Act were complied with.

AUDIT COMMITTEE MATTERS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BKD has served as the Company’s independent registered public accounting firm since 2014.  The Board of Directors of the Company, upon the recommendation of the Audit Committee, approved the engagement of BKD to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2020.  The engagement of BKD as the Company’s independent registered public accounting firm for 2020 was also ratified by the Company’s stockholders at the 2020 annual meeting of stockholders.

PRE-APPROVAL OF SERVICES

The Company’s Audit Committee must pre-approve all engagements of the independent registered public accounting firm by the Company and its subsidiaries, including CFBank, as required by the Audit Committee’s charter and the rules of the SEC.  Prior to the beginning of each fiscal year, the Audit Committee approves an annual estimate of fees for engagements, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management.  In addition, the Audit Committee evaluates any potential engagements of the independent registered public accounting firm, including the scope of the proposed work to be performed and the proposed fees, and approves or rejects each service.  Management may present additional services for approval at subsequent Committee meetings during the fiscal year.  The Audit Committee has delegated to the Audit Committee Chairman the authority to evaluate and approve engagements on behalf of the Audit Committee in the event a need arises for pre-approval between Committee meetings and in the event the engagement for services was within the annual estimate but not specifically approved.  If the Chairman so approves any such engagements, he reports that approval to the full Committee at the next Committee meeting.

For the 2019 and 2020 fiscal years, all services provided by BKD were pre-approved by the Audit Committee in accordance with this policy.

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BKD served as the Company’s independent registered public accounting firm for the 2020 and 2019 fiscal years.  The Audit Committee pre-approved all services rendered by BKD for 2020 and 2019.  The Company was billed the aggregate fees shown below for audit services, audit related services, tax services and other services rendered to the Company and its subsidiaries for the 2020 and 2019 fiscal years.

	2020	2019

Audit Fees (1)	$153,794	$159,476
Audit-Related Fees (2)	--	20,250
Tax Fees (3)	13,425	12,600
Total	$167,219	$192,326

(1)Audit Fees include fees for services rendered in connection with BKD’s audit of the Company’s consolidated financial statements, review of annual and quarterly reports filed with the SEC, and agreed-upon procedures on the Company's electronic submission of audited financial information to the U.S. Department of Housing and Urban Development (HUD) and selected compliance testing on the Company's major HUD-assisted programs.

(2)Audit-Related Fees include fees for services rendered in connection with BKD’s procedures related to the Company’s private placement in 2019

(3)Tax Fees include fees for services rendered by BKD related to the preparation of the Company’s tax returns and review of estimated tax payments, along with various other projects.

AUDIT COMMITTEE REPORT

The Company’s Audit Committee has reviewed and discussed with management and with BKD, the Company’s independent registered public accounting firm for 2020, the audited financial statements of the Company for the year ended December 31, 2020.  In addition, the Audit Committee has discussed with BKD the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee also has received the written disclosures and the letter from BKD required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with BKD its independence.

Based on the foregoing review and discussions, the Audit Committee has recommended to the Company’s Board of Directors that the audited financial statements for the year ended December 31, 2020, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

AUDIT COMMITTEE

Thomas P. Ash, Chairman

Edward W. Cochran

James H. Frauenberg II

John T. Pietrzak

David L. Royer

STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING

If a stockholder desires to have a proposal included in the Company’s proxy statement and form of proxy for the 2022 annual meeting of stockholders, the proposal must conform to the requirements of Rule 14a-8 promulgated under the Exchange Act and other applicable proxy rules and interpretations of the SEC concerning the submission and content of proposals.  Proposals for the 2022 annual meeting of stockholders must be received by the Company, at 7000 N. High Street, Worthington, Ohio 43085, prior to the close of business on December 27, 2021 in order to be eligible for inclusion in the Company’s proxy, notice of meeting and proxy statement relating to the 2022 annual meeting.

The Company’s Bylaws provide an advance notice procedure for a stockholder to properly bring business before an annual meeting of stockholders.  For business to be properly brought before an annual meeting by a stockholder, the business must relate to a proper subject matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Corporate Secretary of the Company.  To be timely, a stockholder’s notice must be delivered or mailed to and received at the principal executive offices of the Company not less than 90 days prior to the date of the annual meeting; provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.  A stockholder’s notice to the Corporate Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting:  (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business; (iii) the class and number of shares of the Company’s capital stock that are beneficially owned by such stockholder; and (iv) any material interest of such stockholder in such business.

Assuming that the 2022 annual meeting of stockholders is held on the first Wednesday of June, 2022 and that such date is announced at least 100 days in advance, a stockholder’s proposal for that meeting must be received by the Company at 7000 N. High Street, Worthington, Ohio 43085, not later than the close of business on March 12, 2022, in order to be considered timely.  If any such proposal is received after such date, it will be considered untimely, and the persons named in the proxies solicited by the Board of Directors of the Company may exercise discretionary voting power with respect to that proposal

ANNUAL REPORT ON FORM 10-K

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2020, AS FILED WITH THE SEC, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS OF RECORD UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, CF BANKSHARES INC., 7000 N. HIGH STREET, WORTHINGTON, OHIO 43085.

BY ORDER OF THE BOARD OF DIRECTORS

Timothy T. O’Dell

President and Chief Executive Officer

Worthington, Ohio

YOU ARE CORDIALLY INVITED TO PARTICIPATE IN THE VIRTUAL ANNUAL MEETING, VIA THE LIVE WEBCAST.  WHETHER OR NOT YOU PLAN TO PARTICIPATE IN THE ANNUAL MEETING WEBCAST, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners)Signature [PLEASE SIGN WITHIN BOX]Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Withhold For All All All Except The Board of Directors recommends you vote FOR the following:1. Election of Directors Nominees01) Edward W. Cochran02) Timothy T. O'Dell CF BANKSHARES INC.7000 N. HIGH STREETWORTHINGTON, OH 43085 VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 1, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CFBK2021You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 1, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.The Board of Directors recommends you vote FOR proposals 2 and 3: For Against Abstain 2. To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers.3. To ratify the appointment of BKD LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders musts ign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available atwww.proxyvote.com. CF BANKSHARES INC. Annual Meeting of Stockholders June 2, 2021 at 10:00 AM, EDST This proxy is solicited on behalf of the Board of Directors The undersigned stockholder hereby appoints Thomas P. Ash and David L. Royer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of CFBANKSHARES INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held virtually, via live webcast by visitingwww.virtualshareholdermeeting.com/CFBK2021, at 10:00 AM, EDST, on June 2, 2021, and any adjournment(s) thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed and dated on reverse side